UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

TOWER PARK MARINA INVESTORS, L.P.,

        a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	0-17672	95-4137996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16633 Ventura Boulevard, 6th Floor

        Encino, California 91436

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (818) 907-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 29, 2016, by mutual agreement, Tower Park Marina Investors, L.P. (the “Partnership”) terminated its lease agreement with Kampgrounds of America, Inc. (“KOA”). The agreement was scheduled to terminate on March 27, 2017; however, KOA requested the termination in connection of its sale of the marina to a third party (the “Buyer”). The Partnership will not incur any early termination fees as a result of this termination.

As a result of this termination, the Partnership will have no further assets to manage, and management will proceed with a dissolution of the Partnership. Management has sold all remaining personal property to the Buyer

Item 2.01	Completion of Acquisition or Disposition of Assets.

As a result of the lease termination and the sale of personal property described in Item 1.02 (which description is hereby incorporated by reference), the Partnership will have net liabilities in excess of $25,000. The Buyer agreed to purchase the personal property for $57,000 and the fuel inventory for $18,000. These amounts will be offset against amounts owed to the Buyer for prepaid rents ($47,000) and security deposits ($64,000). The net amount will be wired to the Buyer on or before July 8, 2016. The General Partner is responsible for the remaining Partnership liabilities. The liabilities of the Partnership were incurred during the normal course of business.

Section 21.1.e of the Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) requires dissolution of the Partnership upon the sale of all of the Partnership’s property. As such, management will proceed with a dissolution of the Partnership, which we anticipate being done in the next 30 days.

Item 2.06	Material Impairment.

As a result of termination of the lease, the net book value of the asset improvements ($37,500) will be written off. Offsetting this loss will be a gain of approximately $35,000 from the sale of personal property to the Buyer.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the lease termination, the Partnership’s liabilities exceed its assets by at least $25,000 and no distributions will be made to the Limited Partners. The General Partner will advance sufficient funds to the Partnership to cover any deficit. Pursuant to Section 22.3 of the Partnership Agreement, upon completion of the distribution plan provided in the Partnership Agreement, the Limited Partners will cease to be such, and the General Partner will file a certificate of cancellation of the Partnership.

Upon completion of the dissolution of the Partnership, a Form 15 will be filed with the Securities and Exchange Commission to terminate registration of the Partnership’s Units of Limited Partnership Interest and to terminate the Partnership’s reporting obligations under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This current report on Form 8-K includes certain “forward-looking statements”. These statements are usually identified by the use of words such as “believe”, “will”, “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “should”, “could”, or similar expressions. These statements are based on management’s current expectations and assumptions and are subject to uncertainty and changes in circumstances. Although we believe that the assumptions underlying the forward looking statements contained in this report are reasonable, actual results may differ materially from these expectations due to changes in global, economic, business, competitive, market and regulatory factors. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 6, 2016

TOWER PARK MARINA INVESTORS, L.P. a California Limited Partnership

BY:	Westrec Investors, Inc.
General Partner

BY:	/s/ Michael M. Sachs
Michael M. Sachs, President